CONTACT:	Jim Pach	Devin Sullivan
	Acting Principal Financial Officer	Senior Vice President
	and Controller	The Equity Group Inc.
	(630) 845-4500	(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2017 THIRD QUARTER FINANCIAL RESULTS
Revenues Rise, Operating Performance Improves; Company Reiterates 2017 Outlook
Q3 2017 Overview

•	Revenues rose 7.6% to $13.5 million from $12.6 million

•	Operating loss narrowed to $134,000 from an operating loss of $2.3 million

•	Adjusted EBITDA of $9,000 as compared to a loss of $1.8 million

•	Net loss was $417,000, or $0.02 per diluted share, as compared to net loss of $3.0 million, or $0.13 per share

•	At September 30, 2017:

•	capital projects backlog rose to $23.4 million

•	total cash and equivalents of $12.2 million, or $0.51 per diluted share

•	no long-term debt

WARRENVILLE, Ill., November 13, 2017 - Fuel Tech, Inc. (NASDAQ: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems and emissions control in utility and industrial applications, today reported financial results for the third quarter (“Q3 2017”) and nine months ended September 30, 2017.
Sequential Operating Improvement
“Our Q3 2017 results improved on both a quarter-over-quarter and sequential quarterly basis (see below table), and demonstrated a clear progression towards our forecast of improved financial performance for the second half of 2017 (“2H 2017”) compared to the first six months of the year,” said Vincent J. Arnone, Chairman, President and CEO of Fuel Tech. “Higher revenues primarily reflected the ongoing conversion of $29 million of new orders announced during 2017. Capital projects backlog increased to $23.4 million, up $15.4 million from backlog of $8.0 million at December 31, 2016.
“Our previously announced strategic initiatives drove further declines in SG&A, and we remain on track to remove approximately $19 million of costs (excluding charges) for the three-year period ending December

31, 2017. Losses narrowed significantly, and we achieved positive Adjusted EBITDA for the first time since Q4 2015. Our long-term debt remained at zero.”
2017 Selected Financial Metrics: Last 3 Quarters

$ in millions	Q3 2017	Q2 2017	Q1 2017
Revenues	$ 13.5	$ 9.7	$ 8.5
SG&A (1)	$ 5.0	$5.9	$ 5.2
Operating Loss (2) (3)	$(0.1)	$(5.6)	$(2.5)
Adjusted EBITDA (Loss)	$ 0.009	$ (2.2)	$ (1.9)
Capital Projects Backlog	$ 23.4	$ 21.4	$ 22.5
Long-term Debt	$ 0	$ 0	$ 0

(1)	Q2 includes $0.8 M in charges

(2)	Q2 includes $4.5 M in charges

(3)	Q1 includes $0.7 M of losses associated with Fuel Conversion

Reiterates Outlook for 2H 2017
“Given our year-to-date performance, as well as the current business environment and outlook,” Mr. Arnone continued, “we are reiterating our previously disclosed forecasts for the following financial trends for 2H 2017”:

•	an approximate 50% increase in revenues from the $18.2 million reported in 1H 2017

•	SG&A of $10 - $11 million, as compared to $11.1 million in 1H 2017

•	a significantly narrowed operating loss when compared to an operating loss of $7.4 million in 1H 2017

•	slightly positive Adjusted EBITDA, as compared to an Adjusted EBITDA loss of $4.1 million in 1H 2017

•	cash balances will remain stable to slightly higher from June 30, 2017

Q3 2017 Results Overview
Consolidated revenues rose 7.6% $13.5 million from $12.6 million in Q3 2016, reflecting the timing of project execution due to the conversion of previously announced new orders during the first half of 2017.
SG&A expenses declined 14.1% to $5.0 million from $5.8 million in Q3 2016, reflecting the impact of ongoing cost containment initiatives.
Operating loss for Q3 2017 was $0.1 million, a significant improvement from an operating loss of $2.3 million in Q3 2016.
Net loss from continuing operations was $0.2 million, or $0.01 per share, compared to a net loss from continuing operations of $2.4 million, or $0.10 per share, in Q3 2016. Net loss for Q3 2017 was $0.4 million, or $0.02 per share, as compared to a net loss of $3.0 million, or $0.13 per share, in Q3 2016.
APC segment revenues in Q3 2017 rose by 46% to $8.8 million from $6.0 million in Q3 2016. Although the challenging operating environment for coal-fired utility and industrial plants remains, the pace of U.S. bookings has increased considerably during 2017 as compared to historical levels. APC gross margin was $2.6 million, or 29.7%, as compared to $1.8 million, or 29.9%, in Q3 2016.
FUEL CHEM segment revenues decreased to $4.8 million during Q3 2017 from $6.6 million during Q3 2016, with gross margin of 51.3% as compared to 53.5% for the same period last year. This segment will likely continue to be affected by a reduction in electricity demand from coal-fired combustion units and low natural gas prices, which leads to fuel switching, unscheduled outages, and combustion units operating at less than capacity.
Research and development (“R&D”) expenses for Q3 2017 were $0.2 million compared to $0.7 million Q3 2016, with the decline attributable to organizational actions taken in both 2016 and 2017.
Adjusted EBITDA for Q3 2017 was $9,000 as compared to an Adjusted EBITDA loss of $1.8 million for Q3 2016.
At September 30, 2017, cash and cash equivalents were $12.2 million, which included restricted cash of $6.0 million. The moderate decline in cash from June 30, 2017 was due primarily to timing of cash collections of accounts receivable as evidenced by the $2.5 million increase since December 31, 2016. Shareholders’ equity was $35.3 million, or $1.48 per share, and the Company had zero long-term debt.
Year-to-Date Results Overview
Consolidated revenues for the first nine months of 2017 were $31.8 million as compared to $45.6 million in 2016, due primarily to the reasons cited above.
SG&A expenses for the nine months ended September 30, 2017 and 2016 were $16.1 million and $19.7 million, respectively. On a total dollar basis, SG&A for the year-to-date period decreased by $3.7 million, or 18.6%, for the same reasons as Q3 2017.
Operating loss was $7.5 million as compared to an operating loss of $5.6 million in 2016.
Net loss from continuing operations was $7.5 million, or $0.32 per share, compared to a net loss from continuing operations of $6.1 million, or $0.26 per share. Net loss was $9.8 million, or $0.41 per share, as compared to a net loss of $8.3 million, or $0.35 per share.
Losses for 2017 nine-month period included a $3.0 million building impairment charge, while losses in the comparable period in 2016 included a $1.4 million restructuring charge.
Conference Call
Management will host a conference call on Tuesday, November 14, 2017 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic) or

•	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.
About Fuel Tech
Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services. These technologies enable customers to produce both energy and processed materials in a cost-effective and environmentally sustainable manner.
The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques and post-combustion NOx control approaches, including NOxOUT®, HERT™, and Advanced SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, and I-NOx® Integrated NOx Reduction Systems, which utilize various combinations of these systems, along with the ULTRA® process for safe ammonia generation. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 900 units worldwide.
Fuel Tech’s technologies for particulate control include Electrostatic Precipitator (ESP) products and services including complete turnkey capability for ESP retrofits, with experience on units up to 700 MW. Flue gas conditioning (FGC) systems include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning to improve the performance of ESPs by modifying the properties of fly ash particles. Fuel Tech’s particulate control technologies have been installed on more than 125 units worldwide.
The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and improving boiler operations. The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 units.
Fuel Tech also provides a range of services, including boiler tuning and selective catalytic reduction (SCR) optimization services. In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.
Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. These capabilities, coupled with the Company’s innovative technologies and multi-disciplined team approach, enable Fuel Tech to provide practical solutions to some of our customers’ most challenging problems. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel

Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	September 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$6,130	$11,826
Restricted cash	1,020	6,020
Marketable securities	7	9
Accounts receivable, net of allowance for doubtful accounts of $1,638 and $1,569, respectively	21,323	18,790
Inventories, net	926	1,012
Prepaid expenses and other current assets	2,738	2,891
Income taxes receivable	61	87
Total current assets	32,205	40,635
Property and equipment, net of accumulated depreciation of $25,679 and $24,542, respectively	6,491	10,517
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $6,367 and $5,902, respectively	1,700	1,796
Restricted cash	5,000	—
Assets held for sale	1,839	2,058
Other assets	669	666
Total assets	$50,020	$57,788
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	9,281	6,303
Accrued liabilities:
Employee compensation	1,133	1,390
Other accrued liabilities	3,878	6,357
Total current liabilities	14,292	14,050
Other liabilities	477	346
Total liabilities	14,769	14,396
COMMITMENTS AND CONTINGENCIES (Note 11)
Shareholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 24,777,001 and 23,800,924 shares issued, and 24,132,910, and 23,446,035 shares outstanding, respectively	248	238
Additional paid-in capital	138,578	137,380
Accumulated deficit	(101,296)	(91,520)
Accumulated other comprehensive loss	(883)	(1,568)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,472)	(1,214)
Total shareholders’ equity	35,251	43,392
Total liabilities and shareholders’ equity	$50,020	$57,788

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$13,548	$12,596	$31,780	$45,593
Costs and expenses:
Cost of sales	8,498	7,281	19,383	28,650
Selling, general and administrative	4,968	5,789	16,045	19,711
Restructuring charge	—	1,108	119	1,425
Research and development	216	672	780	1,438
Building impairment	—	—	2,965	—
	13,682	14,850	39,292	51,224
Operating loss	(134)	(2,254)	(7,512)	(5,631)
Interest income	2	5	8	21
Other expense	(41)	(254)	(45)	(738)
Loss from continuing operations before income taxes	(173)	(2,503)	(7,549)	(6,348)
Income tax benefit (expense)	(5)	114	10	208
Net loss from continuing operations	(178)	(2,389)	(7,539)	(6,140)
Loss from discontinued operations (net of income tax benefit of $0 in 2017 and 2016)	(239)	(630)	(2,238)	(2,144)
Net loss	$(417)	$(3,019)	$(9,777)	$(8,284)
Net loss per common share:
Basic
Continuing operations	$(0.01)	$(0.10)	$(0.32)	$(0.26)
Discontinued operations	$(0.01)	$(0.03)	$(0.09)	$(0.09)
Basic net loss per common share	$(0.02)	$(0.13)	$(0.41)	$(0.35)
Diluted
Continuing operations	$(0.01)	$(0.10)	$(0.32)	$(0.26)
Discontinued operations	$(0.01)	$(0.03)	$(0.09)	$(0.09)
Diluted net loss per common share	$(0.02)	$(0.13)	$(0.41)	$(0.35)
Weighted-average number of common shares outstanding:
Basic	24,133,000	23,446,000	23,784,000	23,337,000
Diluted	24,133,000	23,446,000	23,784,000	23,337,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(417)	$(3,019)	$(9,777)	$(8,284)
Other comprehensive income (loss):
Foreign currency translation adjustments	190	57	686	375
Unrealized gains (losses) from marketable securities, net of tax	(2)	4	(1)	(4)
Total other comprehensive income (loss)	188	61	685	371
Comprehensive loss	$(229)	$(2,958)	$(9,092)	$(7,913)

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2017	2016
Operating Activities
Net loss	$(9,777)	$(8,284)
Loss from discontinued operations	2,238	2,144
Net loss from continuing operations	(7,539)	(6,140)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,075	1,359
Amortization	161	834
Loss on disposal of equipment	158	59
Provision for doubtful accounts, net of recoveries	—	151
Excess and obsolete inventory reserve	228	—
Deferred income taxes	—	(11)
Building impairment	2,965	—
Stock-based compensation, net of forfeitures	1,207	1,520
Changes in operating assets and liabilities:
Accounts receivable	(1,691)	2,764
Inventories	78	654
Prepaid expenses, other current assets and other non-current assets	294	2,766
Accounts payable	2,726	(3,083)
Accrued liabilities and other non-current liabilities	(3,474)	(1,362)
Net cash used in operating activities - continuing operations	(3,812)	(489)
Net cash used in operating activities - discontinued operations	(1,723)	(1,693)
Net cash used in operating activities	(5,535)	(2,182)
Investing Activities
Purchases of equipment and patents	(511)	(453)
Proceeds from the sale of equipment	1	2
Net cash used in investing activities	(510)	(451)
Financing Activities
Change in restricted cash	—	(6,020)
Taxes paid on behalf of equity award participants	(258)	(172)
Net cash used in financing activities	(258)	(6,192)
Effect of exchange rate fluctuations on cash	607	473
Net decrease in cash and cash equivalents	(5,696)	(8,352)
Cash and cash equivalents at beginning of period	11,826	21,684
Cash and cash equivalents at end of period	$6,130	$13,332

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Three months ended September 30, 2017	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$8,799	$4,749	$—	$13,548
Cost of sales	(6,184)	(2,314)	—	(8,498)
Gross margin	2,615	2,435	—	5,050
Selling, general and administrative	—	—	(4,968)	(4,968)
Restructuring charge	—	—	—	—
Research and development	—	—	(216)	(216)
Operating income (loss)	$2,615	$2,435	$(5,184)	$(134)

Three months ended September 30, 2016	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$6,042	$6,554	$—	$12,596
Cost of sales	(4,233)	(3,048)	—	(7,281)
Gross margin	1,809	3,506	—	5,315
Selling, general and administrative	—	—	(5,789)	(5,789)
Restructuring charge	(373)	(735)	—	(1,108)
Research and development	—	—	(672)	(672)
Operating income (loss)	$1,436	$2,771	$(6,461)	$(2,254)

Nine months ended September 30, 2017	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Net Sales from external customers	$18,346	$13,434	$—	$31,780
Cost of sales	(12,787)	(6,596)	—	(19,383)
Gross margin	5,559	6,838	—	12,397
Selling, general and administrative	—	—	(16,045)	(16,045)
Restructuring charge	(58)	(61)	—	(119)
Research and development	—	—	(780)	(780)
Building Impairment	—	—	(2,965)	(2,965)
Operating income (loss)	$5,501	$6,777	$(19,790)	$(7,512)

Nine months ended September 30, 2016	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Net Sales from external customers	$29,063	$16,530	$—	$45,593
Cost of sales	(20,704)	(7,946)	—	(28,650)
Gross margin	8,359	8,584	—	16,943
Selling, general and administrative	—	—	(19,711)	(19,711)
Restructuring charge	(537)	(888)	—	(1,425)
Research and development	—	—	(1,438)	(1,438)
Operating income (loss)	$7,822	$7,696	$(21,149)	$(5,631)

Note: Fuel Tech is an integrated company that segregates its financial results into three reportable segments. The Air Pollution Control technology segment includes technologies to reduce NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. The FUEL CHEM®technology segment, which uses chemical processes in combination with advanced CFD and CKM boiler modeling, for the control of slagging, fouling, corrosion, opacity and other sulfur trioxide-related issues in furnaces and boilers through the addition of chemicals into the furnace using TIFI®Targeted In-Furnace Injection™ technology. The Fuel Conversion segment represents CARBONITE® fuel conversion process and technology, which can convert coals of various grades into value-added products that are high in energy content, carbon-rich and less pollutive. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
United States	$8,888	$9,838	$21,537	$36,523
Foreign	4,660	2,758	10,243	9,070
	$13,548	$12,596	$31,780	$45,593

	September 30, 2017	December 31, 2016
Assets:
United States	$28,590	$37,684
Foreign	21,430	20,104
	$50,020	$57,788

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(417)	$(3,019)	$(9,777)	$(8,284)
Interest income	(2)	(5)	(8)	(21)
Income tax expense (benefit)	5	(114)	(10)	(208)
Depreciation expense	320	433	1,075	1,359
Amortization expense	52	424	462	1,285
EBITDA	(42)	(2,281)	(8,258)	(5,869)
Stock compensation expense	51	479	1,207	1,520
Building impairment	—	—	2,965	—
ADJUSTED EBITDA	9	(1,802)	(4,086)	(4,349)

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.